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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): December 16, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On December 16, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: December 16, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated December 16, 1996

     TCSI Teams With Milan-Based Etnoteam To Deliver Solutions
     To Italian Telecommunications Companies

     TCSI Expands Global Customer Base Through Synergistic
     Alliances With Industry Leaders

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For Immediate Release

For additional information contact:

TCSI Corporation
Investor Inquiries:
     Leigh Salvo - (510) 649-3800
Press Inquiries:
     Susan Trainer - (510) 837-5503

TCSI Teams With Milan-Based Etnoteam To Deliver Solutions To Italian Telecommunications Companies

TCSI Expands Global Customer Base Through Synergistic Alliances With Industry Leaders

BERKELEY, California - December 16, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, and Etnoteam, SpA, a leading Italian provider of software development resources, announced today that they have formed an alliance. This new agreement will enable Etnoteam to apply its team of highly qualified engineering and sales personnel to market, sell, develop, and deploy telecom applications based on TCSI's primary software technology, OSP, to communications companies throughout Italy. As part of this agreement, the Etnoteam staff will be fully trained on OSP, and the Etnoteam Milan office will become an OSP Competency Center. The agreement, leveraging technology innovations from TCSI products and the strong Italian-based marketing, sales, and engineering resources from Etnoteam, was put in place to focus on the growing number of telecom-related opportunities available in the Italian market place.

Etnoteam, privately held and founded in 1978, is an independent software house that provides high quality software solutions to the Italian marketplace and was the first Italian company to reach ISO 9000 certification. Focusing on telecom, financial, and healthcare software solutions, Etnoteam has been engaged by some of the largest and most respected companies in Italy such as Agip, Banca Nazionale del Lavoro, Omnitel, FIAT, Italtel, and Telecom Italia. TCSI will leverage Etnoteam's engineering talent and relationships with key telecom companies to reach a broader Italian customer base with its software solutions.

This alliance is the latest in a series that TCSI has formed with companies exhibiting unique strengths in the telecom industry. Another recent TCSI alliance was Vertel Corporation.

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"Etnoteam has a succesful track record and challenging plans in providing state-of-the-art solutions and services to the telecom industry and telecom operators in such mission critical fields as OSS and Network Management for Intelligent Networks, GSM and Broadband Communications, both earth and satellite based," said Alberto Cazzio, one of the founders and marketing director of Etnoteam. "Our alliance with TCSI will enable us to further exploit our strong attitudes and capabilities in the integration and customization of industry specific, object oriented frameworks and middleware technologies to deliver world class solutions that fit customer needs."

"Etnoteam and TCSI have very complimentary skills and experience in the telecom industry. The relationship with Etnoteam affords TCSI the opportunity to more aggressively expand within the European marketplace-providing communications solutions that are reliable, standards-compliant, quickly-deployed, and more easily maintained," said Keith Willetts, TCSI's senior vice president responsible for Europe. "This partnership further demonstrates our commitment to provide state-of-the-art telecom solutions on a global basis."

About Etnoteam, SpA

Etnoteam is a leading Italian software house, based in Milan and founded in 1978. The company employs 380 people, and had a turnover of 44 billion ITL in 1996. Etnoteam controls four other companies dealing with software for Local Public Administration and CIM, custom software for networking, sale of Etnoteam products across Europe, telematics consultancy for private and public networks, and Internet services. Etnoteam is a Member of ESI, and received the Italian Quality Award for Innovative Professional Services Organizations in 1994.

About TCSI Corporation

TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

TCSI Corporation Products and Services

TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's Solution Suites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. OSP, TCSI's leading frameworks and middleware package, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI also offers a full range of consulting, customized development, training, and support services to complement its products.

                                   ####

For further information on Etnoteam please contact marketing department, Mrs. Alessandra Bossi - tel. +39-2-261622-43 fax +39-2-26827727 or join us on the World Wide Web at http:/www.etnoteam.it

For further information on TCSI Corporation, please call our automated faxback line at
(510) 649-0469 or join us on the World Wide Web at http://www.tcsi.com.

TCSI is a trademark of TCSI Corporation. All other product and services listed herein are trademarks of their respective companies.